SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 6, 2003

Date of Report

enherent Corp.

Exact Name of Registrant as Specified in Charter)

Commission File Number 0-23315

Delaware

13–3914972

State or other jurisdiction	IRS Employer Identification
of Incorporation	No.

80 Lamberton Rd.

Windsor, CT 06095

Address of Principal Executive Offices

(860) 687-2200

Registrant’s telephone number, including area code

Item 5.    Other Events.

On May 30, 2003, enherent Corp. (the “Registrant”) announced that James C. Minerly was named Senior Financial Officer and Treasurer effective immediately, replacing George Warman, former Chief Financial Officer, Executive Vice President and Treasurer.

The Registrant also announced that George Warman would not be relocating with the finance team to Windsor, Connecticut and was, therefore, leaving the company effective June 30, 2003.  Attached hereto as Exhibit 99.1 is a Press Release of the Registrant with respect to the foregoing, which Press Release is incorporated by reference herein, and the foregoing is qualified in its entirety thereby.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

enherent Corp.

Date: June 6, 2003	By: /s/ Robert D. Merkl
Robert D. Merkl
Chairman, President and Chief
Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by the Registrant, dated June 4, 2003.